        As filed with the Securities and Exchange Commission on June 27, 1997.
                                                      Registration No. 333-00064
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                            ------------------------------


                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            ------------------------------
                              AVECOR CARDIOVASCULAR INC.
                            ------------------------------

                (Exact name of registrant as specified in its charter)

              MINNESOTA                               41-1695729
         (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)                 Identification No.)



                                 7611 NORTHLAND DRIVE
                                MINNEAPOLIS, MN  55428
                                    (612) 391-9000
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        --------------------------------------

                                  GREGORY J. MELSEN
                                 7611 NORTHLAND DRIVE
                                MINNEAPOLIS, MN  55428
                                    (612) 391-9000
                  (Name, address, including zip code, and  telephone
                  number, including area code, of agent for service)

                         ------------------------------------

                                      Copies to:
                               Bruce A. Machmeier, Esq.
                             Oppenheimer Wolff & Donnelly
                                    3400 Plaza VII
                               45 South Seventh Street
                                Minneapolis, MN 55402
                                    (612) 607-7300



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


    AVECOR Cardiovascular Inc. (the "Company") registered for public sale the resale of up to 90,000 shares (the "Offered Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), on behalf of certain selling shareholders pursuant to its Registration Statement on Form S-3, File No. 333-00064 (including all amendments and supplements thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on January 5, 1996. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, AVECOR hereby deregisters the remaining 5,100 Offered Shares that were not sold under the Registration Statement.



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

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on June 27, 1997.

                                            AVECOR CARDIOVASCULAR INC.


                                            By: /s/ Anthony Badolato
                                                -------------------------------
                                                Anthony Badolato
                                                Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on June 27, 1997 by the following persons in the capacities indicated.



/s/ Anthony Badolato                        Chief Executive Officer
--------------------
Anthony Badolato                              (Principal Executive
                                              Officer) and Director


/s/ Gregory J. Melsen                       Vice President -- Finance,
---------------------
Gregory J. Melsen                             Treasurer and Chief
                                              Financial Officer (Principal
                                              Financial and Accounting Officer)


               *                            Director
--------------------------
   David W. Stassen

               *                            Director
--------------------------
   Edward E. Strickland

--------------------------
   J. Gordon Wright                         Director



                                                   * By  /s/ Anthony Badolato
                                                        ----------------------
                                                          Anthony Badolato
                                                          Attorney-in-fact


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